EMPYREAN DIAGNOSTICS LTD.                         SERIES "J" WARRANT CERTIFICATE
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                                                                       NO: _____

                            EMPYREAN DIAGNOSTICS LTD.

                         SERIES "J" WARRANT CERTIFICATE


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Name of Holder...................   ____________________________________________

Address of Holder................   ____________________________________________

Number of Shares.................   ____________________________________________

Purchase Price per Share.........   $ 0.01 U.S.

Warrant Expiration Date..........   January 25, 2001

Warrant Effective Date...........   January 25, 1999

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     NEITHER THIS SERIES "J" WARRANT OR THE SHARES OF COMMON  STOCK  PURCHASABLE
     UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, "THE SECURITIES REPRESENTED BY THIS CERTIFICATE") HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM REGISTRATION OR QUALIFICATION AFFORDED BY THE SECURITIES ACT AND/OR RULES PROMULGATED BY THE COMMISSION PURSUANT THERETO. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE ALSO NOT BEEN REGISTERED OR QUALIFIED (AS THE CASE MAY BE) UNDER THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES (THE "BLUE SKY LAWS"), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM REGISTRATION OR QUALIFICATION QUALIFIED (AS THE CASE MAY BE) AFFORDED UNDER SUCH SECURITIES LAWS. NEITHER THE COMMISSION NOR ANY SECURITIES REGULATORY AGENCY OF ANY STATE OR TERRITORY OF THE UNITED STATES HAVE REVIEWED OR PASSED UPON OR ENDORSED THE MERITS OF AN INVESTMENT IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MUST BE ACQUIRED FOR THE HOLDER'S OWN ACCOUNT FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW FOR RESALE OR DISTRIBUTION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED, OR OFFERED FOR SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION, WITHIN THE UNITED STATES OR ANY OF ITS TERRITORIES OR TO A UNITED STATES PERSON, UNLESS: (i) SUCH SECURITIES ARE REGISTERED UNDER SECTION 5 OF THE SECURITIES ACT AND/OR REGISTERED OR QUALIFIED PURSUANT TO ANY APPLICABLE BLUE SKY LAWS; OR (ii) THE PROPOSED TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY
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EMPYREAN DIAGNOSTICS LTD.                         SERIES "J" WARRANT CERTIFICATE
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     REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION  AND  QUALIFICATION
     PROVISIONS OF ANY APPLICABLE BLUE SKY LAWS. THE TRANSFER AGENT (OR THE COMPANY IF THEN ACTING AS ITS TRANSFER AGENT) WILL REFUSE TO TRANSFER THE SECURITIES REPRESENTED BY THIS CERTIFICATE UNLESS PRESENTED WITH A WRITTEN OPINION SATISFACTORY TO LEGAL COUNSEL FOR THE COMPANY (OR A NO-ACTION OR INTERPRETIVE LETTER FROM THE COMMISSION AND/OR SECURITIES REGULATORY AGENCIES OF ANY APPLICABLE STATE OR TERRITORY OF THE UNITED STATES) TO THE EFFECT THAT SUCH REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS UNDER THE BLUE SKY LAWS ARE NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION. AS A RESULT, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUITABLE ONLY FOR CERTAIN SOPHISTICATED AND QUALIFIED INVESTORS WHO CAN BEAR THE FINANCIAL RISK OF AN INVESTMENT IN THESE SECURITIES FOR AN INDEFINITE PERIOD OF TIME.

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EMPYREAN  DIAGNOSTICS,  LTD.,  a  Wyoming  corporation  (the  "COMPANY"),  whose principal executive office is located at 2238 West Lone Cactus Drive, Suite 200, Phoenix, Arizona 85027, hereby certifies that, for valuable consideration, receipt of which consideration is hereby acknowledged, the Holder identified on the cover page hereof (the "HOLDER") is entitled to purchase from the Company a number of unregistered shares (the "SHARES") of the Company's Common Stock, no par value (the "COMMON STOCK") designated on the cover page hereof, at the Purchase Price per Share designated on the cover page hereof (the "PURCHASE PRICE"), subject to the following terms and conditions.

1. EXERCISE

     (a) TIME OF EXERCISE. This Warrant may be exercised in whole or in part (but not as to fractional shares) at the executive office of the Company, at any time or from time to time, PROVIDED, HOWEVER, that this Series "J" Warrant (the "WARRANT") shall expire and be null and void and of no further force or effect if not exercised in the manner herein provided, by 5:00 p.m., Pacific Time, on or before the Warrant Expiration Date designated above.

     (b) MANNER OF EXERCISE. This Warrant is exercisable at the Purchase Price per Share, subject to adjustment as provided in section 5 hereof. Exercise of this Warrant shall be effectuated solely by the surrender of this Warrant with the annexed Notice of Exercise duly executed, together with payment of the Purchase Price for the Shares purchased (and any applicable transfer taxes) at the Company's principal executive offices (as currently identified above). Payment shall be made by cash, by cashier's check payable to the order of the Company, or by other immediately available funds, all in U.S. dollars, PROVIDED, HOWEVER, the Company may, in its sole discretion and without any obligation to do so, accept any of the following forms of consideration in full or partial payment for the Shares in lieu of the foregoing: (i) shares of Common Stock owned by the Holder duly endorsed for transfer to the Company, with a fair market value (as determined by the Company) on the date of delivery equal to the aggregate Purchase Price of the Shares with respect to which this Warrant or portion is thereby exercised; (ii) the surrender or relinquishment of options, warrants or other rights to acquire Common Stock held by the Holder, with a fair market value (as determined by the Company) on the date of delivery equal to the aggregate Purchase Price of the Shares with respect to which this Warrant or portion is thereby exercised; (iii) a full recourse promissory note bearing interest at a rate as shall then preclude the imputation of interest

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EMPYREAN DIAGNOSTICS LTD.                         SERIES "J" WARRANT CERTIFICATE
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          under the Internal Revenue Code of 1986, as amended,  and payable upon such terms as may be prescribed by the Company and secured by such property as may be prescribed by the Company (notwithstanding the foregoing, no Warrant may be exercised by delivery of a promissory note or by a loan from the Company if such loan or other extension of credit is prohibited by law at the time of exercise of this Warrant or does not comply with the provisions of Regulation G promulgated by the Federal Reserve Board with respect to "margin stock" if the Company and the Holder are then subject to such Regulation); and/or (iv)
          property   of  any  kind   which   constitutes   good   and   valuable
          consideration.

     (c) DELIVERY OF STOCK CERTIFICATES. As soon as practicable, but not exceeding thirty (30) days, after complete or partial exercise of this Warrant and all required deliveries by the Holder, the Company, at its expense, shall cause to be issued in the name of the Holder a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled upon such exercise, together with such other stock or securities or property or combination thereof to which the Holder shall be entitled upon such exercise, determined in accordance with section 5 hereof.

     (d) RECORD DATE OF TRANSFER OF SHARES. Irrespective of the date of issuance and delivery of certificates for any shares of Common Stock or other securities issuable upon the exercise of this Warrant, each person (including a corporation or partnership) in whose name any such certificate is to be issued shall for all purposes be deemed to have become the holder of record of the Common Stock or other securities represented thereby immediately prior to the close of business on the date on which payment of the Purchase Price with annexed Notice of Exercise duly executed is received by the Company.

2. NAMED HOLDER DEEMED OWNER

The Company, any conversion agent, and any registrar for this Warrant may deem and treat the Holder hereinabove named as the absolute owner of this Warrant; PROVIDED, HOWEVER, in the event the Holder hereinabove named (or any successor thereto in accordance with the terms of this section 2) shall have delivered to the Company at its principal executive office written notice requesting the Transfer of this Warrant (as such term is defined in section 9) or any portion thereof, the Company shall, so long as the requirements for transfer described in section 9 hereof have been satisfied, treat the assignee or transferee as the Holder for the purpose of exercise hereof and for all other purposes, and neither the Company nor any conversion agent nor any registrar shall be affected by any notice to the contrary.

3. NO STOCKHOLDER RIGHTS

The Holder shall not be, nor have any of the rights or privileges of, a stockholder of the Company with respect to this Warrant or any unexercised Shares including, by way of example and not limitation, the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as expressly provided in this Warrant), or to receive dividends, distributions, subscription rights or otherwise (except as expressly provided in this Warrant), unless and until all conditions for exercise of this Warrant shall be satisfied, and this Warrant is duly exercised and the purchased Shares are duly issued and delivered, at which time the Holder shall become a stockholder of the Company with respect to such issued Shares and, in such capacity, shall thereafter be fully entitled to receive dividends (if any are declared and paid), to vote, and to exercise all other rights of a stockholder with respect to such issued Shares.

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EMPYREAN DIAGNOSTICS LTD.                         SERIES "J" WARRANT CERTIFICATE
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4. RIGHT TO NOTICE OF CERTAIN EVENTS

The Company shall give written notice of the following events to the Holder of this Warrant in the event this Warrant has not expired and has not been fully exercised by the Holder:

     (a) The Company shall fix a record date of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution; or

     (b) A merger or consolidation or stock exchange or divisive reorganization (i.e., spin-off, split-off or split-up) or other reorganization in which the Company and/or its stockholders are to be a party; or the sale, transfer, exchange or other disposition by the Company of fifty percent (50%) or more of its assets in a single or series of related transactions; or the sale, transfer, exchange or other disposition of fifty percent (50%) or more of the capital stock of the Company in a single or series of related transactions, WITH THE EXCEPTION, in each of the above cases, of a transaction whose principal purpose is to change the State in which the Company is incorporated, or to form a holding company, or to effect a similar reorganization as to form of entity without change of beneficial ownership.

     (c) The sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company, with the exception of a transaction whose principal purpose is to change the State in which the Company is incorporated, or to form a holding company, or to effect a similar reorganization as to form of entity without change of beneficial ownership, whereupon this Warrant will be assumed by the successor entity.

In the case of the occurrence of any of the events described in this section 4, the Company shall give written notice of such event to the Holder of this Warrant at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to receive such dividend, distribution, convertible or exchangeable securities or subscription rights described in subsection (a), or entitled to vote on such proposed transactions described in subsections (b) and (c). Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or the issuance of any convertible or exchangeable securities, or any subscription rights, options or warrants described in subsection (a) or any proposed transactions described in subsections (b) and
(c).

5. ADJUSTMENTS

     (a) COMMON STOCK RECAPITALIZATION OR RECLASSIFICATION; COMBINATION OR REVERSE STOCK SPLIT; FORWARD STOCK SPLIT. If (i) outstanding shares of Common Stock are subdivided into a greater number of shares by reason of recapitalization or reclassification, or (ii) a dividend in Common Stock shall be paid or distributed in respect of the Common Stock, then the number of Shares which a Holder is entitled to purchase under this Warrant, and the Purchase Price for such Shares, in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately increased and reduced, respectively. If outstanding

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EMPYREAN DIAGNOSTICS LTD.                         SERIES "J" WARRANT CERTIFICATE
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          shares of Common Stock are combined  into a lesser number of shares by reason of combination or reverse stock split, then the number of Shares which a Holder is entitled to purchase under this Warrant, and the Purchase Price for such Shares, in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately reduced and increased, respectively.

     (b) CONSOLIDATION OR MERGER; EXCHANGE OF SECURITIES; DIVISIVE REORGANIZATION; OTHER REORGANIZATION OR RECLASSIFICATION. In case of
          (i) the consolidation, merger, combination or exchange of shares of capital stock with another entity, or (ii) the divisive reorganization of the Company (i.e., split-up, spin-off or split-off), or (iii) any capital reorganization or any reclassification of Common Stock (other than a recapitalization or reclassification described above in subsection (a)), the Holder shall thereafter be entitled upon exercise of this Warrant to purchase the kind and number of shares of capital stock or other securities or property of the Company (or its successor{s}) receivable upon such event by a holder of the number of Shares which this Warrant entitles the Holder to purchase from the Company immediately prior to such event. In every such case, the Company may appropriately adjust the number of Shares which may be issued under this Warrant, the Purchase Price therefore, and any and all other matters deemed appropriate by the Company.

     (c) ADJUSTMENTS DETERMINED IN SOLE DISCRETION OF COMPANY. All adjustments to be made pursuant to the foregoing subsection shall be made in such manner as the Company shall deem equitable and appropriate, the determination of the Company shall be final, binding and conclusive.

     (d)  NO OTHER  RIGHTS TO  HOLDER.  Except  as  expressly  provided  in this section 5: (i) the Holder shall have no rights by reason of any subdivision or consolidation of shares of capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and (ii) the dissolution, liquidation, merger, consolidation or divisive reorganization or sale of assets or stock to another corporation (including any Approved Corporate Transactions as such term is defined in section 6), or any issue by the Company of shares of capital stock of any class, or warrants or options or rights to purchase securities (including securities convertible into shares of capital stock of any class), shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or the Purchase Price for, the Shares. The sale of this Warrant shall not in any way affect or impede the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

6. APPROVED CORPORATE TRANSACTIONS

In the event of the occurrence of any Approved Corporate Transaction (as defined below), or in the event of any change in applicable laws, regulations or accounting principles, the Company in its discretion is hereby authorized to take any one or more of the following actions whenever the Company determines that such action is appropriate in order to facilitate such Approved Corporate Transactions or to give effect to changes in laws, regulations or principles:

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EMPYREAN DIAGNOSTICS LTD.                         SERIES "J" WARRANT CERTIFICATE
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     (a)  PURCHASE  OR  REPLACEMENT  OF  WARRANT.   In  its  sole  and  absolute
          discretion, and on such terms and conditions as it deems appropriate, the Company may provide by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder's request, for any one or combination of the following: (1) the purchase of this Warrant for an amount of cash equal to the amount that could have been attained upon the exercise of this Warrant, or realization of the Holder's rights had this Warrant been currently exercisable or payable or fully vested; and/or (ii) the replacement of this Warrant with other rights or property (which may or may not be securities) selected by the Company in its sole discretion

     (b) ACCELERATION OF EXPIRATION DATE. In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Company may provide, by action taken prior to the occurrence of such transaction or event, that this Warrant may not be exercised after the occurrence of such event; PROVIDED, HOWEVER, the Holder must be given the opportunity, for a specified period of time prior to the consummation of such transaction, to exercise this Warrant as to all Shares covered thereby.

     (c) ASSUMPTION OR SUBSTITUTION. In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Company may provide, by action taken prior to the occurrence of such transaction or event, that this Warrant be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar warrants covering the capital stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

7. PAYMENT OF TAXES

All Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and the Company shall pay all taxes and other governmental charges (other than income tax) that may be imposed in respect of this issue or delivery thereof. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any Transfer attributable to the issue of any certificate for shares in any name other than that of the Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due

8. LEGEND

The Shares issuable upon the exercise of this Warrant shall bear the legend set forth on the first page of this Warrant (except that such legend shall refer to "SHARES" instead of "SECURITIES") or a legend of similar import, PROVIDED, HOWEVER, that that the Company, without any obligation to do so, may permit such legend to be removed from this Warrant, or in the case of the certificate or other instrument representing the Shares, may permit such legend not be placed upon, or may permit such legend to be removed from, such certificate, as the case may be, in the event such legend is no longer necessary to assure compliance with the Securities Act.

9. TRANSFER CONDITIONS

This Warrant shall be registered in the Holder's name on the books of the Company at the Company Office in accordance with section 2. No sale, transfer, assignment, pledge, hypothecation or other disposition of this Warrant (a

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EMPYREAN DIAGNOSTICS LTD.                         SERIES "J" WARRANT CERTIFICATE
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"TRANSFER")  shall be valid unless made at the Company  Office by the registered
Holder hereof or by his, her or its attorney duly authorized in writing and similarly noted hereon. No Transfer shall be effective unless it has satisfied the following pre-conditions:

     (a) The Transfer of any portion of this Warrant may only be made (to the extent possible) in increments of outstanding principal in whole share increments.

     (b) Prior to the Transfer, the Holder has, at his, her or its' expense, either: (i) furnished the Company with an opinion of the Holder's counsel in form and substance satisfactory to the Company to the effect that the Transfer is exempted from and therefore will not require registration of this Warrant under the Securities Act or the securities laws of the state in which the Holder then resides, and counsel for the Company shall have concurred in such opinion and the Company shall have advised the Holder of such concurrence; OR (ii) satisfied the Company that a registration statement on Form S-1 under the Securities Act (or any other form appropriate for the purpose under the Securities Act or any form replacing any such form) with respect to this Warrant shall be then effective, and that such disposition shall have been appropriately qualified or registered in accordance with the applicable securities law of the state the Holder is then resident.

     (c) The Company shall have given prior written consent to such Transfer, which consent the Company shall not unreasonably withhold. The Company shall not be deemed to have withheld its reasonable consent should it refuse to permit the Holder to Transfer of this Warrant to (i) a direct or indirect competitor of the Company, or (ii) to any Person (other than a stockholder of the Company) involved in an actual or potential dispute with the Company.

     (d) The proposed transferee (i) shall have represented to the Company that he, she or it has been informed and understands the investment risks associated with the purchase of this Warrant, and (ii) covenants to hold the Company harmless with respect to any matter concerning the proposed transferee's acquisition of this Warrant including, without limitation, any claims that the transferor and/or the Company failed to fully disclose or misrepresented material facts.

Upon satisfaction of the foregoing conditions, the Company shall register this Warrant under the name of the proposed assignee or transferee.

The term "TRANSFER" means any transfer or alienation of this Warrant which would directly or indirectly change the legal or beneficial ownership thereof, whether voluntary or by operation of law, regardless of payment or provision of consideration, including, by way of example and not limitation: (i) the sale, assignment, bequest or gift of this Warrant; (ii) any transaction that creates or grants an option, warrant, or right to obtain an interest in this Warrant;
(iii) any transaction that creates a form of joint ownership in this Warrant between the Holder and one or more other Persons; (iv) any Transfer of this Warrant to a creditor of the Holder, including the hypothecation, encumbrance or pledge of this Warrant or any interest therein, or the attachment or imposition of a lien by a creditor of the Holder on this Warrant or any interest therein which is not released within thirty (30) days after the imposition thereof; (v) any distribution by a Holder which is an entity to its stockholders, partners, co-venturers or members, as the case may be; or (vi) any distribution by a Holder which is a fiduciary such as a trustee or custodian to its settlors or beneficiaries.

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10. MUTILATED, DESTROYED, LOST OR STOLEN WARRANTS

     (a) MUTILATED WARRANT. This Warrant, if mutilated, may be surrendered to the Company and thereupon the Company shall execute and deliver in exchange therefor a new Warrant of like tenor and principal amount.

     (b) DESTRUCTION, LOSS OR THEFT OF WARRANT. If there be delivered to the Company (i) evidence to the satisfaction of the Company of the destruction, loss or theft of this Warrant, and (ii) such security or indemnity as may be required by the Company to save it harmless, then, in the absence of notice to the Company that this Warrant has been assigned or transferred pursuant to section 9, the Company shall execute and deliver in lieu of this Warrant, a new Warrant of like tenor and principal amount.

     (c) TAXES. Upon issuance of any new Warrant under this section 10, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

     (d) LEGAL AFFECT. The provisions of this section 10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement and/or exercise of this Warrant if mutilated, destroyed, lost or stolen.

11. RESERVATION OF COMMON STOCK

The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price thereof, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

12. NO IMPAIRMENT

The Company will not, by amendment to its Certificate of Incorporation or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times, in good faith, assist all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable stock upon the exercise of this Warrant.

13. RIGHT TO NOTICE OF CERTAIN EVENTS

If at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur:

     (a) The Company shall fix a record date of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution; or

     (b) The Company shall offer to the holders of its Common Stock any additional shares of capital stock of the Company or securities

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EMPYREAN DIAGNOSTICS LTD.                         SERIES "J" WARRANT CERTIFICATE
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          convertible  into or  exchangeable  for shares of capital stock of the
          Company, or any option (except for options to be granted to the Company's employees pursuant to a stock option plan approved by the
          Company's  Board  of  Directors),   right  or  warrant,  to  subscribe
          therefor; or

     (c) A merger, consolidation, dissolution, liquidation or winding up of the Company or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then the Company shall give written notice of such event to the Holder of this Warrant at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to receive such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants or any proposed dissolution, liquidation, winding up or sale.

14. HOLDER'S REGISTRATION RIGHTS

     (a) REGISTRATION BY COMPANY. Whenever the Company proposes to register any Common Stock under the Securities Act for a public offering through an independent underwriter(s), whether as a primary or secondary offering (or pursuant to registration rights granted to holders of other securities of the Company), the Company shall cause to be included in such registration all of the shares which may be issued upon exercise of this Warrant (the "Warrant Shares"); PROVIDED, HOWEVER, Holder shall, as a condition of such registration if requested by the underwriter(s), agree to subject the Warrant Shares to a lock-up provision for a period not to exceed twenty-four months from the effective date of such registration statement.

     (b) SALE OF SHARES AS PART OF PUBLIC OFFERING. The Company shall have no obligation to require the underwriter(s) in any underwritten public offering of the Common Stock to sell any Warrant Shares as part of such public offering. In the event the underwriter(s) sell the Warrant Shares as part of such public offering, the Company will afford Holder the right to participate as a selling stockholder as part of such Offering, subject to any priority selling rights previously given by the Company to any other stockholders. Subject to such priority selling rights, if the total number of shares of stock which all selling stockholders of the Company request be sold as part of such public offering exceeds the number of shares which the underwriter(s) allow to be sold, then the shares so included shall be apportioned pro rata among the electing selling stockholders according to the total number of shares of Common Stock requested to be included in such public offering by said selling stockholders, or in such other
          proportions   as  shall  be  mutually   agreed  to  by  such   selling
          stockholders.

     (c) FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this section 14 that Holder shall furnish to the Company in writing such information regarding Holder, the Warrant Shares held by Holder, and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

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     (d)  REGISTRATION  EXPENSES.  The Company shall bear all  registration  and qualification fees and expenses to register the shares; PROVIDED, HOWEVER, in the event Holder sells Warrant Shares as part of such public offering, they shall, if requested by the Company, bear such portion of the underwriting commissions paid to the underwriter(s) as the number of shares of Common Stock sold as part of such public offering by such selling Holders bear to the total number of shares of Common Stock sold in such Offering. In addition, each Holder selling Warrant Shares as part of such public offering shall bear the fees and cost of his, her or its own counsel.

     (E) DELAY OF REGISTRATION. So long as the Company complies with sub-sections (a) and (b) of this section 14, Holder shall have no right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this section 14.

15. MODIFICATION OF WARRANT TO COMPLY WITH LAWS OR RULES

The Company may, at any time or from time-to-time, without receiving further consideration from, or paying any consideration to, the Holder, modify or amend this Warrant to the extent deemed necessary by the Company to comport with changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to this Warrant or to comply with the rules or requirements of any stock exchange or Nasdaq.

16. NON-LIABILITY FOR DEBTS

This Warrant shall not be liable for satisfaction of the debts, contracts, or engagements of the Holder, or the Holder's successors in interest as permitted under this Warrant, or be subject to involuntary Transfer for the benefit of a creditor of the Holder by judgment, levy, attachment, garnishment, or any other legal or equitable proceeding (including bankruptcy), and any attempted disposition thereof shall be null and void AB INITIO and of no further force and effect.

17. MISCELLANEOUS

     (a) PREPARATION OF WARRANT CERTIFICATE. This Warrant Certificate was prepared by the Company solely on behalf of the Company. Each party acknowledges that: (i) he, she or it had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transaction contemplated by this Warrant Certificate are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transaction contemplated by this Warrant Certificate without duress or coercion. Each party further acknowledges such party was not represented by the legal counsel of any other party hereto in connection with the transaction contemplated by this Warrant Certificate, nor was such party under any belief or understanding that such legal counsel was representing his, her or its interests. Each party agrees that no conflict, omission or ambiguity in this Warrant Certificate, or the interpretation thereof, shall be presumed, implied or otherwise construed against the Company or any other party to this Warrant Certificate on the basis that such party was responsible for drafting this Warrant Certificate.

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     (b)  COOPERATION.  Each party agrees,  without  further  consideration,  to cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Warrant Certificate, all without undue delay or expense.

     (c)  INTERPRETATION.

          (i) SURVIVAL. All representations and warranties made by any party in connection with any transaction contemplated by this Warrant Certificate shall, irrespective of any investigation made by or on behalf of any other party hereto, survive the execution and delivery of this Warrant Certificate and the performance or consummation of any transaction described in this Warrant Certificate.

          (ii) ENTIRE AGREEMENT/NO COLLATERAL REPRESENTATIONS. Each party expressly acknowledges and agrees that this Warrant Certificate, together with and subject to the Unit Purchase Agreement pursuant to which this Warrant was sold to the Holder,: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, proposals, commitments, guarantees, assurances, communications, discussions, promises, representations, understandings, conduct, acts, courses of dealing, warranties, interpretations or terms of any kind, whether oral or written (collectively and severally, the "PRIOR AGREEMENTS"), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements. No prior drafts of this Warrant Certificate, and no words or phrases from any prior drafts, shall be admissible into evidence in any action or suit involving this Warrant Certificate.

          (iii) AMENDMENT; WAIVER; FORBEARANCE. Except as expressly provided otherwise herein, neither this Warrant Certificate nor any of the terms, provisions, obligations or rights contained herein may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Warrant Certificate. No waiver of any breach of any term, provision or agreement contained herein, or of the performance of any act or obligation under this Warrant Certificate, or of any extension of time for performance of any such act or obligation, or of any right granted under this Warrant Certificate, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver and each party affected by such waiver. Except to the extent that the party or parties claimed to have given or consented to a waiver may have otherwise agreed in writing, no such waiver shall be deemed a waiver or relinquishment of any other term, provision, agreement, act, obligation or right granted under this Warrant Certificate, or any preceding or subsequent breach thereof. No forbearance by a party to seek a remedy for any noncompliance or breach by another party hereto shall be deemed to be a waiver by such forbearing party of its rights and

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                 remedies with respect to such  noncompliance or breach,  unless such waiver shall be in a written instrument or instruments signed by the forbearing party.

          (iv) REMEDIES CUMULATIVE. The remedies of each party under this Warrant Certificate are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled, at law or in equity.

          (v) SEVERABILITY. If any term or provision of this Warrant Certificate or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws, then, and in that event: (1) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Warrant Certificate, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and (2) the remaining part of this Warrant Certificate (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest extent provided by law.

          (vi) PARTIES IN INTEREST. Notwithstanding anything else to the contrary herein, nothing in this Warrant Certificate shall confer any rights or remedies under or by reason of this Warrant Certificate on any persons other than the parties hereto and their respective successors and assigns, if any, as may be permitted under the Plan or hereunder, nor shall anything in this Warrant Certificate relieve or discharge the obligation or liability of any third person to any party to this Warrant Certificate, nor shall any provision give any third person any right of subrogation or action over or against any party to this Warrant Certificate.

          (vii) NO RELIANCE UPON PRIOR REPRESENTATION. Each party acknowledges that: (i) no other party has made any oral representation or promise which would induce them prior to executing this Warrant Certificate to change their position to their detriment, to partially perform, or to part with value in reliance upon such representation or promise; and (ii) such party has not so changed its position, performed or parted with value prior to the time of the execution of this Warrant Certificate, or such party has taken such action at its own risk.

          (viii) HEADINGS; REFERENCES; INCORPORATION; "PERSON"; GENDER; STATUTORY REFERENCES. The headings used in this Warrant Certificate are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Warrant Certificate or any provision hereof. References to this Warrant Certificate shall include all amendments or renewals thereof. All cross-references in this Warrant Certificate, unless specifically directed to another agreement or document, shall be construed only to refer to provisions within this Warrant Certificate, and shall not be construed to be referenced to the overall transaction or to any other agreement or document. Any Exhibit referenced in this Warrant Certificate shall be construed to be incorporated in

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EMPYREAN DIAGNOSTICS LTD.                         SERIES "J" WARRANT CERTIFICATE
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                 this Warrant  Certificate  by such  reference.  As used in this
                 Warrant Certificate, the term "PERSON" is defined in its broadest sense as any individual, entity or fiduciary who has legal standing to enter into this Warrant Certificate such as, by way of example and not limitation, individual or natural persons and trusts. As used in this Warrant Certificate, each gender shall be deemed to include the other gender, including neutral genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires. Any reference to statutes or
                 laws   will   include   all   amendments,   modifications,   or
                 replacements of the specific sections and provisions concerned.

     (d)  ENFORCEMENT.

          (i) APPLICABLE LAW. This Warrant Certificate and the rights and remedies of each party arising out of or relating to this Warrant Certificate (including, without limitation, equitable remedies) shall (with the exception of the Securities Act and the Blue Sky Laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles) of the State of Wyoming, as if this Warrant Certificate were made, and as if its obligations are to be performed, wholly within the State of Wyoming.

          (ii) CONSENT TO JURISDICTION; SERVICE OF PROCESS. Any "action or proceeding" (as such term is defined below) arising out of or relating to this Warrant Certificate shall be filed in and heard and litigated solely before the state courts of California located within the County of Los Angeles. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and venue therein; consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Warrant Certificate; and waives any defense or right to object to venue in said courts based upon the doctrine of "FORUM NON CONVENIENS." The term "ACTION OR PROCEEDING" is defined as any and all claims, suits, actions, hearings, arbitrations or other similar proceedings, including appeals and petitions therefrom, whether formal or informal, governmental or non-governmental, or civil or criminal.

          (iii) WAIVER OF RIGHT TO JURY TRIAL. Each party hereby waives such party's respective right to a jury trial of any claim or cause of action based upon or arising out of this Warrant Certificate. Each party acknowledges that this waiver is a material inducement to each other party hereto to enter into the transaction contemplated hereby; that each other party has already relied upon this waiver in entering into this Warrant Certificate; and that each other party will continue to rely on this waiver in their future dealings. Each party warrants and represents that such party has reviewed this waiver with such party's legal counsel, and that such party has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel.

     (e) SUCCESSORS AND ASSIGNS. Subject to section 9 governing Transfers, all of the representations, warranties, covenants, conditions and provisions of this Warrant Certificate shall be binding upon and shall

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EMPYREAN DIAGNOSTICS LTD.                         SERIES "J" WARRANT CERTIFICATE
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          inure  to the  benefit  of each  party  and  such  party's  respective
          successors  and  permitted   assigns,   spouses,   heirs,   executors,
          administrators, and personal and legal representatives.

     (f) NOTICES. Unless otherwise specifically provided in this Warrant Certificate, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "NOTICES") required or permitted to be given hereunder, or which are given with respect to this Warrant Certificate, shall be in writing, and shall be given by: (i) personal delivery (which form of notice shall be deemed to have been given upon delivery), (ii) by telegraph or by private airborne/overnight delivery service (which forms of notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (iii) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (iv) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed). Notices shall be addressed at the addresses first hereinabove set forth in this Warrant Certificate or to such other address as the receiving party shall have specified most recently by like notice, with a copy to the other parties hereto. Any notice given to the estate of a party shall be sufficient if addressed to the party as provided in this section. Any party may, at any time by giving five
          (5) days' prior written notice to the other parties, designate any other address in substitution of the foregoing address to which such notice will be given.

WHEREFORE, the Company has for purposes of this Warrant Certificate executed this Warrant Certificate in the City of Phoenix, State of Arizona, effective as of the Warrant Effective Date first set forth above.

COMPANY:

EMPYREAN DIAGNOSTICS LTD.,
a Wyoming corporation



By:
    --------------------------------
    President


                                        ATTEST:

[SEAL (Optional)]

                                        By:
                                            --------------------------------
                                            Secretary

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                                   Attachment
                                       to
                         Series "J" Warrant Certificate

                    NOTICE OF EXERCISE OF SERIES "J" WARRANT
           ----------------------------------------------------------
           [To be signed by the Holder only upon exercise of Warrant]


TO:      Secretary
         Empyrean Diagnostics, Ltd.
         2238 West Lone Cactus Drive
         Suite 200
         Phoenix, Arizona 85027


         The undersigned, the holder of Warrants under that certain Series "J" Warrant Certificate (the "Warrant") with an Effective Warrant Date of May 1, 1998 between Empyrean Diagnostics, Ltd., a Wyoming corporation (the "COMPANY") and the undersigned (the "HOLDER"), hereby irrevocably elects to exercise the
undersigned's                 Warrant                to                 purchase
_______________________________________________ (______________)(1) unregistered shares  of the  common  stock,  no par value  ("COMMON  STOCK")  of the  Company
(collectively and severally, the "SHARES"), for the aggregate purchase price of ______________________________________________________________
($______________)(2).

     (1) Insert number of Shares as specified in the Warrant Certificate which the Holder is purchasing.

     (2) Number of Shares to be purchased as specified above multiplied by the Purchase Price per Share as set forth on the Warrant Certificate ($______________ per share).

(Signature must conform in all respects to name of the Holder, unless the undersigned is the Holder's successor, in which case the undersigned must submit appropriate proof of the right of the undersigned to exercise this Warrant)


                                   Signature:
                                               ---------------------------------

                                   Print Name:
                                               ---------------------------------

                                   Address:
                                               ---------------------------------

                                   Date:
                                               ---------------------------------